Exhibit 11

              Statement Regarding Computation of Earnings Per Share



                                                       Period from July 9, 1999
                                                         to October 31, 1999
Earnings (loss) Per Common Share
     Basic                                                        $(291)

     Average Shares                                                 325

     Diluted                                                      $(291)

     Average Shares                                                 325